                                                                       EXHIBIT B

   TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
                 PRECEDING APRIL 9, 1999 THROUGH THE DATE HEREOF

                                      NONE